UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2015

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2015, BG Staffing, Inc. (the "Company") issued a press release regarding its financial results for the third quarter ended September 27, 2015. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) approved the Employment Agreement between BG Staffing, Inc. and Dan Hollenbach, the Company's Chief Financial Officer and Secretary, effective August 24, 2015 which continues through August 23, 2016 and successive one year extensions unless terminated pursuant to the employment agreement.

Mr. Hollenbach’s employment agreement provides for an annual base salary of $210,000 which will be evaluated at least annually, and may be raised, but may not be less than $210,000.00 annualized. It also provides for an annual bonus tied to the Company’s meeting certain fiscal year profit objectives and other objectives as determined solely by the Company and provided he is still employed by the Company on the date each such bonus awarded is paid. The employment agreement provides for moving, relocation and temporary living expenses for up to six months not to exceed $33,000. Additionally, the employment agreement provides for Mr. Hollenbach to participate in the 2013 Long-Term Incentive Plan.

Mr. Hollenbach’s employment agreement provides that if he is terminated without cause or for good reason, he will be entitled, after execution of our standard form release agreement, to severance payments equal to six months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid bonus, expense reimbursements through the date of termination and unused paid time off.

Should there be a change in control of the Company that results in the termination of Mr. Hollenbach’s employment within one year after such change of control, he will be entitled, after execution of our standard form release agreement, to severance payments equal to twelve months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid bonus, expense reimbursements through the date of termination, unused paid time off, and the amount of monthly COBRA premium for Mr. Hollenbach and his dependents, grossed-up for federal income taxes, for twelve months.

Mr. Hollenbach’s employment agreement contains customary non-disclosure, non-solicitation and non-competition provisions. The employment agreement is attached as Exhibit 10.2. The above description is not complete and is qualified by reference to such exhibit.

On October 27, 2015, the Committee granted Mr. Hollenbach 65,000 incentive stock options, with an exercise price per share of $11.07, the closing price of our stock on the grant date. The incentive stock options vested one-fifth on the grant date, with the remainder vesting in four equal annual increments beginning on October 27, 2016, each incentive stock option will be subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each incentive stock option will be further subject to the other terms and conditions set forth in the 2013 Long-Term Incentive Plan and in the Incentive Stock Option Agreement between the Company and Mr. Hollenbach, the form of which is attached hereto as Exhibit 10.1. The above description of the Incentive Stock Option Agreement is not complete and is qualified by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On October 29, 2015, the Company issued a press release reporting that on October 27, 2015, its Board of Directors approved the payment of a dividend of $0.25 per share of common stock to be paid on November 20, 2015 to all shareholders of record as of the close of business on November 9, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)
10.2
Employment Agreement, entered into October 27, 2015 to be effective as of August 24, 2015, between BG Staffing, Inc. and Dan Hollenbach (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2015)

99.1	Press release dated	October 29, 2015
99.2	Earnings release dated	November 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	November 2, 2015		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)
10.2
Employment Agreement, entered into October 27, 2015 to be effective as of August 24, 2015, between BG Staffing, Inc. and Dan Hollenbach (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2015)

99.1	Press release dated	October 29, 2015
99.2	Earnings release dated	November 2, 2015